EXHIBIT 24
SUBSTITUTE POWER OF ATTORNEY

Under the terms of a Power of Attorney previously filed with the U.S. Securities and Exchange Commission, (the "Original Power of Attorney") the undersigned was appointed an attorney-in-fact for Scott D. Kleinman (the "Section 16 Reporting Person"), to:

(1) execute for and on behalf of the Section 16 Reporting Person, in the Section 16 Reporting Person's capacity as an officer and/or director of Huntington Bancshares Incorporated (the "Company"), a Form ID, Forms 3, 4, and 5 and any other documents necessary to facilitate the filing of reports in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the Section 16 Reporting Person which may be necessary or desirable to complete and execute any such Form ID or Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Section 16 Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Section 16 Reporting Person pursuant to this Substitute Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

In accordance with the authority granted under the Original Power of Attorney, including power of substitution, the undersigned hereby appoints Rachel L. Lawless, Robert Matthew Pearson, and Virginia L. Mockler as substitute attorneys -in-fact, on behalf of the Section 16 Reporting Person, with the power to act without any other and with the full power of substitution to exercise and execute all of the powers granted or conferred in the Original Power of Attorney.

This Substitute Power of Attorney shall remain in full force and effect until the Section 16 Reporting Person is no longer required to file Forms 3, 4, and 5 with respect to the holdings of and transactions in securities issued by the Company, unless earlier revoked by the Section 16 Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 30th day of September, 2025.

/s/ Anne C. Kruger
__________________________________
Signature

Print Name Anne C. Kruger